Exhibit 10.8


                           FIRST AMENDMENT LEASE FROM
                      TRUSTEES OF THE CAMBRIDGE EAST TRUST
                                TO METASYN, INC.


         This is the First Amendment made as of October 20, 1993 to the Lease dated July 7, 1992 between the Trustees of The Cambridge East Trust, as Landlord, and Metasybn, Inc., as Tenant, for premises at 71 Rogers Street and 75 Rogers Street, Cambridge, Massachusetts (the "Lease").

         Whereas, the Landlord is willing and the Tenant wishes to amend the requirements of the Lease pertaining to Tenant's liability insurance obligations.

         Therefore, for valuable consideration the receipt and sufficiency of which is mutually acknowledged:

         This Lease is amended by deleting Section 9.l related to public liability insurance and adding the following in lieu thereof:

         9.1 Public Liability Insurance. Tenant shall take out and maintain in force throughout the Term commercial general liability insurance naming Landlord, Tenant and all persons claiming under them as insureds against all claims and demands for any injury to person or property which may be claimed to have occurred on the Premises, the Building, the grounds and ways adjoining the Building, in an amount which at the beginning of the Term shall not be less than $3,000,000 or such higher amounts as Landlord shall determine are required by reason of Tenants' use of the Premises and which thereafter, if Landlord requires, shall be in such higher amounts as are then consistent with sound commercial practice in Cambridge, Massachusetts. This coverage may be provided through a primary policy or a primary policy with excess umbrella, at Tenant's election.

                  Agreement Made Only When Amendment Signed. This Amendment shall bind Landlord and Tenant only when executed and delivered by both. This Amendment when signed by one party and delivered to the other, shall constitute an offer to enter into the Amendment on the terms set forth herein. No submission of this Amendment, unsigned by either party to the other, shall constitute an offer.

                  Except as amended herein, the Lease is ratified, confirmed and approved.

                  Executed as a sealed instrument under Massachusetts law.

Signatures
----------
LANDLORD:                                   TENANT:
Trustees of The Cambridge East
Trust, as Trustees and not
individually




By:  Beal and Company, Inc.                          Metasyn, Inc.
       Managing Agent



By:  /s/ Robert L. Beal                     By:   /s/ Randall B. Lauffer
   ___________________________                 ____________________________

   hereunto duly authorized                    hereunder duly authorized



                               Secretary's Certificate

     The undersigned hereby certifies (1) that he is the duly elected Secretary of the corporation executing this Lease as amended by this First Amendment as Tenant, (2) that the Tenant's Board of Directors has duly decided as required by law and the Tenant's governing documents that the Tenant shall enter into this Lease as amended by this First Amendment and has duly empowered the person who executed this First Amendment to do so in the name of and on behalf of the Tenant, and (3) that the Tenant's execution and performance of this Lease as amended by this First Amendment is consistent with and does not contravene or violate the law and governing documents under which Tenant is organized and operated.
                                             /s/ Peter Wirth
                                            --------------------------
                                                            , Secretary